Exhibit 99.1


  Friendly Ice Cream Corporation Reports First Quarter 2007 Results


    WILBRAHAM, Mass.--(BUSINESS WIRE)--May 11, 2007--Friendly Ice
Cream Corporation (AMEX: FRN) today announced financial results for the first quarter ended April 1, 2007.

    Highlights - First Quarter Results

    -- Net revenues declined by $3.1 million, or 2.5%, to $122.6 million.

    -- Comparable restaurant sales decreased 4.1% for company-operated restaurants compared to a 4.8% increase in the first quarter of 2006.

    --  Comparable sales decreased 4.6% for franchised restaurants.

    -- The net loss from continuing operations was $0.73 per share versus $0.56 in the prior year first quarter.

    -- Excluding net gains on property and equipment, adjusted EBITDA declined by $0.9 million.

    -- At the end of the quarter, cash and cash equivalents were $21.9 million and during the quarter, there were no borrowings against the revolving credit facility.

    -- Friendly's opened one new company restaurant and franchisees opened one new franchise restaurant during the quarter.

    George M. Condos, President and Chief Executive Officer, said, "Since joining the Company in January 2007, I have visited a number of restaurants and have spoken to employees, franchisees and guests. My observations from these visits have resulted in the development of numerous initiatives to re-energize the Friendly's brand by improving the quality of our menu and guest experience and by creating a more contemporary environment within our restaurants. Beginning this month, we will introduce the first of these initiatives which includes a new line of cold beverages and a new service program to enhance our guest experience."

    Financial Results

    The net loss in the first quarter of 2007 was $6.0 million, or $0.73 per share, compared to a net loss of $1.8 million, or $0.23 per share, reported for the first quarter of 2006. The net loss in the first quarter of 2006 included $2.6 million, or $0.33 per share, in net income from discontinued operations. Total revenues were $122.6 million compared to total revenues of $125.7 million for the prior year. Comparable restaurant sales decreased 4.1% for company-operated restaurants and 4.6% for franchised restaurants.

    Adjusted EBITDA was $5.8 million in the first quarter of 2007 compared to adjusted EBITDA of $7.4 million in the first quarter of 2006. Excluding net gains on property and equipment, adjusted EBITDA was $5.8 million compared to $6.7 million in the prior year first quarter. An explanation of the use of non-GAAP financial measures is explained in the note below and in the supplemental disclosure attached to this press release.

    Business Segments - First Quarter Results

    Restaurant revenues were $93.2 million in the first quarter of 2007, a decrease of $2.1 million, as compared to restaurant revenues of $95.3 million for the prior year first quarter. Comparable restaurant sales decreased 4.1%, or $3.6 million, compared to an increase of 4.8% in the first quarter of 2006. Colder weather in 2007, especially at night, combined with more significant rain and snow events, had a negative impact on restaurant sales. The closing of six restaurants and the acquisition of six restaurants by franchisees resulted in revenue declines of $0.8 million and $1.7 million, respectively. These declines were offset by a $4.0 million increase in restaurant revenue from the opening of three new restaurants and the taking over operations of twelve formerly franchised restaurants over the past 15 months.

    Adjusted restaurant EBITDA was $5.7 million, or 6.1% of restaurant revenues, in the first quarter of 2007 compared to $6.8 million, or 7.2% of restaurant revenues, in the prior year. Cost of sales, as a percentage of restaurant revenues, increased by 0.3% as compared to the prior year primarily due to increased commodity prices, as year over year menu pricing was minimal. Labor and benefits, as a percentage of restaurant revenues, decreased by 0.9% as a result of lower general manager bonus expense and a slight reduction in workers compensation insurance costs. Operating expenses of $24.3 million were $1.4 million higher than in the prior year first quarter mainly due to increased advertising costs, occupancy, utilities and supplies. These costs were partially offset by a $0.5 million decline in field overhead expenses due to a reduction in the number of field support positions.

    In the first quarter of 2007, Foodservice revenues decreased $1.0 million to $25.9 million from $26.9 million in the first quarter of 2006. Franchise restaurant product revenues decreased by $0.3 million due to a lower average number of operating franchise restaurants during the quarter and from the decrease in franchise comparable sales of 4.6%. Sales to retail supermarket customers decreased by $0.7 million primarily due to a reduction in retail supermarket case volume of 5.8% and increased trade spending and sales allowances. Adjusted Foodservice EBITDA increased by $0.5 million from the prior year to $3.2 million due to favorable cream prices and lower selling expenses.

    In December 2006 as a result of non-payment of rents and royalties, the Company's franchisee in the Orlando market surrendered 11 restaurants to the Company and closed one restaurant. The Company is currently operating these restaurants while looking for a new franchisee to take over their operation.

    Franchise revenues of $3.5 million in the first quarter of 2007 were unchanged from the first quarter of 2006. Comparable franchise sales decreased by 4.6%. Franchise royalties decreased by $0.1 million due to a lower average number of operating franchise restaurants during the quarter combined with the decrease in comparable franchise sales. Rental income increased by $0.1 million as compared to the prior year due to increases in miscellaneous occupancy revenues that were partially offset by the decrease in the number of operating franchise restaurants. Adjusted franchise EBITDA was $2.1 million as compared to $2.4 million in the prior year.

    Corporate expenses of $5.5 million in the first quarter of 2007 were favorable by $0.2 million as compared to the first quarter of 2006 primarily due to lower severance, fringe benefit and bonus expenses. These reduced expenses were partially offset by increased legal fees and stock compensation costs.

    References to Non-GAAP Financial Measures

    This press release includes references to the non-GAAP financial measure "adjusted EBITDA." The Company defines "adjusted EBITDA" for a given period as net income(loss) before (i) (provision for) benefit from income taxes, (ii) interest expense, net, (iii) depreciation and amortization, (iv) write-downs of property and equipment, (v) net periodic pension cost and (vi) other non-cash items. The Company has included information concerning adjusted EBITDA for the Company and each of its business segments in this release because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from continuing operations before provision for income taxes or other traditional indications of a company's operating performance.

    Investor Conference Call

    An investor conference call to review 2007 first quarter results will be held on Friday, May 11, 2007 at 11:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by George M. Condos, President and Chief Executive Officer. To listen to the call, go to the Investor Relations section of the Company's website located at friendlys.com, or go to streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.

    About Friendly's

    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in 515 company and franchised restaurants throughout the Northeast. The Company also manufactures ice cream, which is distributed through more than 4,000 supermarkets and other retail locations. With a 72-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (www.friendlys.com).

    Forward Looking Statements

    Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the anticipated impact, benefits and results from the Company's objectives and key initiatives. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to continue to develop and implement its franchising program, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, unforeseen costs and expenses associated with litigation and other similar matters, and costs associated with improved service and other similar initiatives. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.



                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Consolidated Statements of Operations
----------------------------------------------------------------------
            (In thousands, except per share and unit data)
                             (unaudited)

                                           Quarter Ended
                                           -------------
                                           April 1, 2007 April 2, 2006
                                           ------------- -------------

Restaurant Revenues                        $     93,187  $     95,276
Foodservice Revenues                             25,944        26,894
Franchise Revenues                                3,495         3,545
                                           ------------- -------------
REVENUES                                        122,626       125,715

COSTS AND EXPENSES:
  Cost of sales                                  47,103        48,385
  Labor and benefits                             34,397        36,012
  Operating expenses                             25,012        23,999
  General and administrative expenses            10,633        11,097
  Write-downs of property and equipment             206           215
  Depreciation and amortization                   6,160         5,780
Gain on franchise sales of restaurant
 operations and properties                            -          (866)

Loss on disposals of other property and
 equipment, net                                      35           109
                                           ------------- -------------

OPERATING (LOSS) INCOME                            (920)          984

Interest expense, net                             4,924         5,420
                                           ------------- -------------

LOSS FROM CONTINUING OPERATIONS BEFORE
 PROVISION FOR INCOME TAXES                      (5,844)       (4,436)

Provision for income taxes                          (94)            -
                                           ------------- -------------

LOSS FROM CONTINUING OPERATIONS                  (5,938)       (4,436)


(Loss) income from discontinued
 operations, net of income tax effect               (14)        2,616
                                           ------------- -------------

NET LOSS                                   $     (5,952) $     (1,820)
                                           ============= =============

BASIC AND DILUTED NET
  INCOME (LOSS) PER SHARE:
  Income (loss) from continuing operations $ (0.73) $ (0.56) Income (loss) from discontinued
   operations                                         -          0.33
                                           ------------- -------------
  Net income (loss)                        $      (0.73) $      (0.23)
                                           ============= =============

DILUTED NET INCOME (LOSS) PER SHARE:
  Income (loss) from continuing operations $ (0.73) $ (0.56) Income (loss) from discontinued
   operations                                         -          0.33
                                           ------------- -------------
  Net income (loss)                        $      (0.73) $      (0.23)
                                           ============= =============

WEIGHTED AVERAGE SHARES:
  Basic                                           8,122         7,901
                                           ============= =============
  Diluted                                         8,122         7,901
                                           ============= =============

NUMBER OF COMPANY UNITS:
Beginning of period                                 316           314
Openings                                              1             1
Acquired from franchisees                             1             -
Acquired by franchisees                               -            (1)
Closings                                             (1)           (2)
                                           ------------- -------------
End of period                                       317           312
                                           ============= =============

NUMBER OF FRANCHISED UNITS:
Beginning of period                                 205           213
Openings                                              1             -
Acquired by franchisees                               -             1
Acquired from franchisees                            (1)            -
Closings                                              -             -
                                           ------------- -------------
End of period                                       205           214
                                           ============= =============




                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Consolidated Statements of Operations
----------------------------------------------------------------------
            (In thousands, except per share and unit data)
                             (unaudited)

                                           Quarter Ended
                                           -------------
                                           April 1, 2007 April 2, 2006
                                           ------------- -------------

Restaurant Revenues                                76.0%         75.8%
Foodservice Revenues                               21.1%         21.4%
Franchise Revenues                                  2.9%          2.8%
                                           ------------- -------------
REVENUES                                          100.0%        100.0%

COSTS AND EXPENSES:
  Cost of sales                                    38.4%         38.5%
  Labor and benefits                               28.1%         28.6%
  Operating expenses                               20.4%         19.1%
  General and administrative expenses               8.7%          8.8%
  Write-downs of property and equipment             0.2%          0.2%
  Depreciation and amortization                     5.0%          4.6%
Gain on franchise sales of restaurant
 operations and properties                          0.0%         -0.7%

Loss on disposals of other property and
 equipment, net                                     0.0%          0.1%
                                           ------------- -------------

OPERATING (LOSS) INCOME                            -0.8%          0.8%

Interest expense, net                               4.0%          4.3%
                                           ------------- -------------

LOSS FROM CONTINUING OPERATIONS BEFORE
 PROVISION FOR INCOME TAXES                        -4.8%         -3.5%

Provision for income taxes                         -0.1%          0.0%
                                           ------------- -------------

LOSS FROM CONTINUING OPERATIONS                    -4.9%         -3.5%


(Loss) income from discontinued
 operations, net of income tax effect               0.0%          2.1%
                                           ------------- -------------

NET LOSS                                           -4.9%         -1.4%
                                           ============= =============




                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Condensed Consolidated Balance Sheets
----------------------------------------------------------------------
                            (In thousands)
                             (unaudited)

                                               April 01,  December 31,
                                                 2007          2006
                                              ----------- ------------

                                Assets
----------------------------------------------------------------------

 Current Assets:
   Cash and cash equivalents                  $   21,860    $  25,077
   Other current assets                           32,882       33,034
                                              ----------- ------------
 Total Current Assets                             54,742       58,111

 Property and Equipment, net                     133,997      137,425

 Intangibles and Other Assets, net                24,167       24,631
                                              ----------- ------------

                                              $  212,906    $ 220,167
                                              =========== ============


                Liabilities and Stockholders' Deficit
----------------------------------------------------------------------

 Current Liabilities:
   Current maturities of debt, capital lease
    and finance obligations                   $    3,175    $   3,104
   Other current liabilities                      63,561       65,587
                                              ----------- ------------
 Total Current Liabilities                        66,736       68,691

 Capital Lease and Finance Obligations             4,270        4,682

 Long-Term Debt                                  222,236      222,650

 Other Long-Term Liabilities                      52,484       51,040

 Stockholders' Deficit                          (132,820)    (126,896)
                                              ----------- ------------

                                              $  212,906    $ 220,167
                                              =========== ============




                    Friendly Ice Cream Corporation
----------------------------------------------------------------------
                Selected Segment Reporting Information
----------------------------------------------------------------------
                            (in thousands)
----------------------------------------------------------------------

                                            For the Three Months Ended
                                            --------------------------
                                              April 1,      April 2,
                                                2007          2006
                                            ------------- ------------
Revenues before elimination of intersegment
 revenues:
  Restaurant                                $     93,187  $    95,276
  Foodservice                                     53,588       54,958
  Franchise                                        3,495        3,545
                                            ------------- ------------
     Total                                  $    150,270  $   153,779
                                            ============= ============

Intersegment revenues:
  Foodservice                               $    (27,644) $   (28,064)
                                            ============= ============

Revenues:
  Restaurant                                $     93,187  $    95,276
  Foodservice                                     25,944       26,894
  Franchise                                        3,495        3,545
                                            ------------- ------------
     Total                                  $    122,626  $   125,715
                                            ============= ============

Adjusted EBITDA (1):
  Restaurant (2)                            $      5,728  $     6,834
  Foodservice (2)                                  3,175        2,668
  Franchise (2)                                    2,116        2,418
  Corporate (2)                                   (5,539)      (5,699)
  Gain on property and equipment, net                (34)         758
  Less pension cost included in reporting
   segments                                          337          470
                                            ------------- ------------
     Total                                  $      5,783  $     7,449
                                            ============= ============

Interest expense, net                       $      4,924  $     5,420
                                            ============= ============

Depreciation and amortization:
  Restaurant                                $      3,897  $     4,143
  Foodservice                                      1,274          736
  Franchise                                          137           68
  Corporate                                          852          833
                                            ------------- ------------
     Total                                  $      6,160  $     5,780
                                            ============= ============

Other non-cash expenses:
  Net periodic pension cost                 $        337  $       470
  Write-downs of property and equipment              206          215
                                            ------------- ------------
     Total                                  $        543  $       685
                                            ============= ============

Income (loss) from continuing operations
 before
  (provision for) benefit from income
   taxes:
  Restaurant                                $      1,831  $     2,691
  Foodservice                                      1,901        1,932
  Franchise                                        1,979        2,350
  Corporate                                      (11,315)     (11,952)
                                            ------------- ------------
                                                  (5,604)      (4,979)
  (Loss) gain on property and equipment,
   net                                              (240)         543
                                            ------------- ------------
     Total                                  $     (5,844) $    (4,436)
                                            ============= ============


    (1) Adjusted EBITDA represents net income (loss) before (i) (provision for) benefit from income taxes, (ii) interest expense, net,
(iii) depreciation and amortization, (iv) write-downs of property and equipment, (v) net periodic pension cost and (vi) other non-cash items. The Company has included information concerning adjusted EBITDA in this schedule because the Company's incentive plan pays bonuses based on achieving operating segment adjusted EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from operations or other traditional indications of a company's operating performance.

    (2) Amounts are prior to gain on property and equipment, net.


    CONTACT: Friendly Ice Cream Corporation
             Investment Contact:
             Deborah Burns, 413-731-4124
             or
             Media Contact:
             Maura Tobias, 413-731-4238